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                                                                    EXHIBIT 10.7



                  CONSULTING AGREEMENT, made the 22nd day of July, 1996, by and between Westbury Alloys, LLC, a New York limited liability company having its principal offices at 750 Shames Drive, Westbury, New York (the "Company"), and Lawrence Raskin ("Consultant").

                              W I T N E S S E T H :

                  WHEREAS, the Consultant has considerable knowledge and experience in business matters regarding the business of refining (the "Business"); and

                  WHEREAS, the Company desires to obtain the benefit of Consultant's special knowledge and experience in the Business to assist the Company in retaining its clients and increasing its business; and

                  WHEREAS, the Company's manager has determined that it would be in the best interest of the Company to make use of the Consultant's knowledge and experience; and

                  WHEREAS, Consultant desires to serve as a consultant to the Company;

                  NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained the Company and Consultant hereby agree as follows:

                  1. Term. The Company hereby engages Consultant to render the consulting services as hereinafter set forth, and Consultant hereby agrees to render such services (the "Term") for a period of five (5) years beginning on the date hereof.

                  2. Consulting Services. The Company hereby retains the Consultant, and the Consultant agrees to render consulting and advisory services to the Company during the Term hereof in connection with the conduct of the Business, from time to time, as the President or manager of the Company may reasonably request. Consultant shall not be required to expend any minimum number of hours hereunder and the rendering of all consulting services shall be subject in priority to Consultant's own business interests. Notwithstanding the foregoing, the Company shall have the right to meet with Consultant semi-annually if it shall so elect, at times agreeable to the Company and Consultant.

                  3. Fees. In consideration for (a) the availability of Consultant to render the services, (b) the services to be rendered by Consultant during the Term, (c) the other provisions of this Agreement, the Company will pay to the Consultant a fee of $ 50,000.00 payable in sixty (60) monthly installments of $833.34.

                  The payment due in respect of any month shall be paid on the first business day of that month, except that the first month's payment shall be made the date hereof and shall not be pro-rated.

                  In the event that the Company shall fail to pay any such installment and failure to pay such installment shall continue for a period of five (5) days after receipt by the Company from Consultant of written notice of such failure to pay, then all remaining payments hereunder shall become immediately due and owning to Consultant.


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                  In the event of death or disability of the Consultant, the fee will continue to be paid to Consultant (or his estate, heirs or legal representatives).

                  4. Expenses. Upon submission of proper vouchers or other similar evidence of expenditures, the Company shall, upon request by Consultant, reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by him in connection with services requested and rendered hereunder. Any single expense item over $100 requires the prior approval of the Company.

                  5. Benefits. During the entire five (5) year period, whether or not payment is accelerated pursuant to Section 3 above, the Company will provide the Consultant, at no cost to the Consultant (subject to the next sentence below), with long term disability insurance coverage and with family health coverage, in each case equal to the coverage of executives (which term includes managers) of the Company and in no event less than the coverage provided to Consultant by Westbury Alloys, Inc. Notwithstanding the prior sentence, the Company shall not be required to pay premiums in excess of the premium amount for Consultant's coverage under the plans provided by Westbury Alloys, Inc. during the twelve months prior to the date hereof (the "Old Premium") except to the extent the premium it pays for its executives exceeds the Old Premium. Consultant will have the options, during such five (5) year period, to receive the amount of the premium for such health insurance coverage and to obtain his own health insurance; provided, however, that this option can only be exercised once during such period and, once exercised, is irrevocable. As long as a "cafeteria plan" is available to the Company's employees, the Company will deem any amount of the benefits provided, that would be considered compensation to the Consultant, as being provided under the cafeteria plan, to the extent possible.

                  6. Non-Competition. (a) The Consultant agrees and covenants that during the term of this Agreement, in any of New York, the six New England states, Pennsylvania, Delaware, New Jersey and Maryland, not to engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or as a stockholder or investor (except for ownership of securities not exceeding five percent (5%) of any class of the issued and outstanding voting securities of a corporation any class of whose equity securities are traded on a national securities exchange or on the over-the-counter market) or as an agent or consultant of a corporation or other business or entity (other than the Company, or a parent, subsidiary or affiliate of the Company), a precious metal refining business similar to or competing with any business carried on by the Company.

                  (b) The Consultant and the Company agree that the remedies available at law for any breach by the Consultant of this Section 6 will be inadequate and the Company shall be entitled to injunctive relief in any action or proceeding to enforce the same.

                  (c) The provisions of this Section 6 shall have no force and effect if and from the time when the Company has defaulted as to a material provision of the Assets and Business Purchase Agreement between the Company, the Consultant and Westbury Alloys, Inc., dated July 3, 1996, the Company has received notice of such default and has not cured such default within 20 business days from receipt of such default notice, or an Event of Default (including

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Notice and passage of time) as to the Company has occurred under the Lease or
Option Agreement.

                  7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when either served personally or one (1) business day after being sent priority delivery by a nationally recognized courier or three (3) days after being mailed by certified or registered mail, return receipt requested:

                  to the Company at:

                  750 Shames Drive
                  Westbury, New York 11590
                  Attention:  President

                  to Consultant at:

                  Mr. Lawrence Raskin
                  2044 Staysail Lane
                  Jupiter, Florida 33477-1429

and to such address or to such persons as the Company, on the one hand, or Consultant, on the other hand, shall have last designated by written notice to the other.

                  8. Assignability. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns. Consultant may not assign this Agreement or its rights or obligations hereunder without the prior written consent of the Company. The Company may assign its right and obligations hereunder to any affiliate or any person or entity which acquires all or substantially all of the assets of or interest in the Company, or with or into which the Company is consolidated or merged, upon assignment shall be subject to the express terms and conditions hereof, and provided, further, however, that a condition to such assignment, the assignee shall specifically assume any and all obligations of the Company pursuant to this Agreement and the Company shall nevertheless continue to remain severally liable hereunder.

                  9. Entire Agreement. This instrument contains the entire agreement between the parties as to the subject matter herein and supersedes all prior agreements whether oral or written between the parties hereto. This Agreement may be modified only by a written instrument signed by the parties.

                  10. Governing Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

                  11. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.


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                  12. Default. In the event that the Consultant shall commit a breach of this Agreement, the Corporation shall be required to give the Consultant a written notice thereof and an opportunity to cure such default within a sixty (60) day period.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         WESTBURY ALLOYS, LLC


                                         By: _____________________________
                                              Mandel Sherman, President


                                         By: _____________________________
                                              Lawrence Raskin